UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2015

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 31, 2015, Frederick D. Furry resigned from his position as Chief Financial Officer of Biolase, Inc. (the "Company").

On July 31, 2015, the Company entered into a Separation Agreement with General Release of all Claims with Mr. Furry (the "Agreement"). Pursuant to the Agreement, Mr. Furry will receive (i) a severance payment equal to three (3) months of Mr. Furry’s base salary as in effect as of the date of the Agreement, (ii) an additional ninety (90) day period to exercise Mr. Furry's vested stock options, for a total period of one hundred and eighty (180) days under the Company's 2002 Stock Incentive Plan, and (iii) the reasonable cost of outplacement services of the Company’s choosing, not to exceed $20,000, (i) through (iii) above being in full and complete satisfaction of any and all obligations, rights, or claims related in any way to his employment with the Company.

The severance payment is subject to Mr. Furry's non-retraction of the general release and wavier of all claims contained in the Agreement, and such other terms, conditions, and restrictive covenants customary for agreements of this purpose.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

February 5, 2015	By:	Jeffrey M. Nugent

Name: Jeffrey M. Nugent
Title: President and Chief Executive Officer